Exhibit 99.1     Press Release dated July 1, 2004

AGDM Acquires Platinum Works, Inc.
Thursday July 1, 5:40 pm ET

FORT LAUDERDALE, FL — (MARKET WIRE) — Jul 1, 2004 — Americana Gold and Diamond Holdings, Inc. (“AGDM”) (Other OTC:AGDM.PK — News) announced today they have closed on the purchase of Florida based Platinum Works, Inc. effective at the close of business on June 30, 2004.

The acquisition of Platinum Works, Inc. (PWI) brings with it the assets of PWI which include the exploratory sapphire bearing concessions in Madagascar, its construction operations in the Republic of South Africa, its electrical contractor operations in the State of New York and its manufacturing technology operations in Canada.

The purchase of 100% interest in PWI is by way of the issuance of AGDM shares and warrants in exchange for the shares of PWI. The closing value of PWI will be determined based on the audited net book value of PWI as of June 30, 2004. PWI will complete the audit of books of the company and publish the results within the period prescribed by the SEC. The audited value of the company will dictate the exact number of shares and warrants that will be issued by AGDM to the PWI shareholders.

The primary purpose of the acquisition of PWI is for AGDM to increase its position in the world famous sapphire deposits of the Illakaka find in the southern part of Madagascar. Sapphires were first discovered in the Illakaka area in 1998. Since then, many local artisans have been extracting sapphires and other precious stones in the area.

PWI acquired concessions within miles of the Village of Illakaka and has been actively testing the concessions. Tests have positively indicated the presence of sapphires. In March 2002, AGDM acquired a 49% interest in the North Fork 14 sapphire mining joint venture from PWI. Subsequently, PWI acquired the remaining interests from its joint venture partners giving it a 51% interest in the North Fork 14 sapphire mining joint venture. The acquisition of PWI by AGDM now gives AGDM a 100% interest in the North Fork 14 mining joint venture, a 100% interest in the North Fork 17 mining joint venture and options to acquire additional concessions.

PWI brings with it a strong management team headed by Jerry G. Mikolajczyk, President and CEO. Jerry is the founder of PWI and has over 30 years of experience in the mining and construction industries. Jerry is a professional accountant and has a diploma in Business Administration. Kevin Elliott, CA, brings over 25 years of corporate governance experience. Kevin is a Chartered Accountant and has a Bachelor of Commerce degree.

“We are excited with the acquisition of Platinum Works as it will bring value to our shareholders through its Madagascar operations and its cash flow positive subsidiaries,” stated Daniel L. Forigo. “Also, we are pleased to increase our position in a potentially world class sapphire extraction operation.”

“We are pleased to combine our operations with AGDM,” stated Jerry G. Mikolajczyk, PWI President and CEO. “Our shareholders are pleased to be involved with a public company that will provide a platform for liquidity and enhanced value.”

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

Contact:

For further information on this news release or on the Company, please contact:

   Daniel L. Forigo
   President
   Telephone: 1-954-653-0843
   Fax:1-954-653-0844
   e-mail address: investor@agdm.net